CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS

THIRD QUARTER AND NINE MONTH 2021 RESULTS

Third Quarter 2021 vs. Third Quarter 2020 (Re-stated)

●	Revenue of $23.9 million compared to $25.6 million;
●	Gross profit of $3.7 million compared to $4.2 million;
●	Gross margin of 15.3% compared to 16.4%;
●	Net income of $5.4 million ($0.6M excluding $4.8 million in PPP loan forgiveness) compared to $0.8 million;
●	Earnings per diluted share of $0.44 ($0.05 excluding $0.39 in PPP loan forgiveness) compared to $0.07;
●	Cash flow from operations of $1.2 million compared to a use of $(2.4) million.

Nine Months 2021 vs. Nine Months 2020 (Re-stated)

●	Revenue of $77.0 million compared to $62.2 million;
●	Gross profit of $12.2 million compared to $6.2 million;
●	Gross margin of 15.8% compared to 9.9%;
●	Net income of $7.3 million ($2.5 million excluding $4.8 million in PPP loan forgiveness) compared to net loss of $(3.9) million;
●	Earnings per diluted share of $0.60 ($0.21 excluding $0.39 in PPP loan forgiveness) compared to loss per diluted share of $(0.33);
●	Cash flow used in operations of $(1.3) million compared to a use of $(3.3) million;
●	Debt as of September 30, 2021 of $27.1 million compared to $33.4 million as of December 31, 2020 which included the $4.8 million in PPP loan forgiven by the lender and the Small Business Administration on July 1, 2021.

EDGEWOOD, N.Y. – May 13, 2022 – CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (NYSE American: CVU) today announced financial results for the three and nine month periods ended September 30, 2021.

“Our reported results for the first nine months of 2021 keep us on track to meet our stated expectations for higher revenue, significantly improved profitability and positive cash flow from operations for 2021,” said Dorith Hakim, president and CEO. “Continued execution of our backlog drove a 23.9% increase in revenue and a 5.9 basis points increase in gross margin to 15.8% which resulted in $11.2 million increase in bottom line profitability, including our PPP loan forgiveness of $4.8 million, versus the first nine months of 2020.

“For the third quarter of 2021, we generated cash flow from operations of $1.2 million, an expected reversal from the $(2.4) million use of funds for the second quarter of 2021 as product deliveries continue to reduce contract assets and inventory. As a result, we continue to expect to report positive cash flow from operations for the second half of 2021 and for the full year of 2021. We also continued to pay down our debt and, as of September 30, 2021, had an outstanding balance on our term loan of $5.6 million.”

CPI Aero Q3’21 Earnings Press Release	Page 2
May 13, 2022

Added Ms. Hakim, “Funded backlog as of September 30, 2021 of approximately $138 million was 98% attributable to government contracts and primarily comprised of long term programs and long term agreements. This funded backlog is, as expected, 27% lower than the funded backlog as of September 30, 2020, reflecting the receipt of more than $60 million in new firm orders during the first quarter of 2020. Since September 30, 2021, however, we have won, but not yet been able to announce, several new contracts for military applications in key strategic sectors including electronic warfare, hypersonic and unmanned systems. We remain on track to report more than $500 million in total backlog as of the end of 2021.

“We continue to anticipate reporting 2021 revenue greater than $100 million compared to $87.6 million for 2020, and net income between $7.5 to $8.0 million, including the $4.8 million of other income related to the forgiveness of our Paycheck Protection Program loan, compared to a net loss of $(3.7) million for 2020.”

Concluded Ms. Hakim, “We remain confident in CPI Aero’s long-term outlook and are looking forward to the opportunities ahead as we build on our reputation for high quality and reliable performance.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI Aero is also a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “remain on track,” “expect,” “anticipate,” “outlook,” “opportunities ahead” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the Company’s expected financial results for the year ended December 31, 2021.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s completion of its financial statements for the periods ending December 31, 2021, any delay in the filing of periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

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May 13, 2022

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 and in the Company’s subsequent filings with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.us on Twitter @CPIAERO.

Contact
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

CPI Aero Q3’21 Earnings Press Release	Page 4
May 13, 2022

CONSOLIDATED BALANCE SHEETS

	September 30, 2021 (Unaudited)	December 31, 2020 (As Restated)
ASSETS Current Assets:
Cash	$3,110,581	$6,033,537
Accounts receivable, net	8,544,494	4,962,906
Insurance recovery receivable	2,850,000	—
Contract assets	22,760,591	19,729,638
Inventory	4,979,928	6,386,288
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	659,216	534,857
Total current assets	42,944,810	37,687,226

Operating lease right-of-use assets	2,790,731	4,075,048
Property and equipment, net	1,837,909	2,521,742
Intangibles, net	156,250	250,000
Goodwill	1,784,254	1,784,254
Other assets	150,444	191,179
Total assets	$49,664,398	$46,509,449

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$13,002,848	$12,092,684
Accrued expenses	4,539,670	5,937,921
Litigation settlement obligation	3,206,133	—
Contract liabilities	2,542,464	1,650,549
Loss reserve	1,292,025	2,009,247
Current portion of long-term debt	3,367,825	6,501,666
Operating lease liabilities	1,862,933	1,819,237
Income tax payable	1,417	948
Total current liabilities	29,815,315	30,012,252

Line of credit	21,000,000	20,738,685
Long-term operating lease liabilities	1,136,131	2,537,149
Long-term debt, net of current portion	2,692,303	6,205,095
Total liabilities	54,643,749	59,493,181

Shareholders’ Deficit: Common stock - $.001 par value; authorized 50,000,000 shares, 12,301,811 and 11,951,271shares,
respectively, issued and outstanding	12,302	11,951
Additional paid-in capital	72,728,922	72,005,841
Accumulated deficit	(77,720,575)	(85,001,524)
Total Shareholders’ Deficit	(4,979,351)	(12,983,732)
Total Liabilities and Shareholders’ Deficit	$49,664,398	$46,509,449

CPI Aero Q3’21 Earnings Press Release	Page 5
May 13, 2022

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020 (As Restated)	2021	2020 (As Restated)

Revenue	$23,898,748	$25,576,718	$77,018,684	62,175,872
Cost of sales	20,246,764	21,369,687	64,850,010	55,999,518
Gross profit	3,651,984	4,207,031	12,168,674	6,176,354

Selling, general and administrative expenses	2,765,849	3,050,644	8,834,343	8,958,986
Income (loss) from operations	886,135	1,156,387	3,334,331	(2,782,632)

Other income	4,795,000	—	4,795,000	—
Interest expense	(252,506)	(309,008)	(840,680)	(1,085,805)
Income (loss) before provision for income taxes	5,428,629	847,379	7,288,651	(3,868,437)

Provision for income taxes	3,374	7,614	7,702	9,714
Net income (loss)	$5,425,255	$839,765	$7,280,949	$(3,878,151)

Income (loss) per common share – basic	$0.44	$0.07	$0.60	$(0.33)

Income (loss) per common share – diluted	$0.44	$0.07	$0.60	$(0.33)

Shares used in computing income (loss) per common share:
Basic	12,286,712	11,894,469	12,153,838	11,862,506
Diluted	12,320,588	11,917,149	12,187,714	11,862,506